News Release

BANK OF HOPE APPOINTS STEVEN C. CANUP EXECUTIVE VICE PRESIDENT
TO HEAD NEW INSTITUTIONAL BANKING GROUP

LOS ANGELES - July 12, 2017 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), today announced the appointment of Steven C. Canup as Executive Vice President and Chief Institutional Banking Officer of its wholly owned subsidiary, Bank of Hope (the “Bank”), effective immediately. Reporting directly to President and Chief Executive Officer Kevin S. Kim, Canup will head Bank of Hope’s new Institutional Banking Group.

“We expect our new Institutional Banking Group will provide an efficient source of significant deposit and loan growth opportunities from complementary industry and client segments, supplementing our core banking capabilities and business lines,” said Kim. “Steven joins us with more than 25 years of banking, corporate finance and financial services experience and has comprehensive knowledge of institutional lending and deposit markets, financial services M&A, strategic planning and investment banking products and transactions. Having previously worked with the former Center Financial Corporation in concluding a successful capital raise in 2009, Steven is well acquainted with the Korean-American banking arena, and I look forward to working closely with him to launch and build our new Institutional Banking Group.”

Canup, age 50, joins Bank of Hope from Banc of California, where he led the expansion of one of the bank’s fastest growing divisions as Managing Director and Head of Institutional Banking. Previously, he established and served as President of NewBridge Capital, a non-depository financial services company, in partnership with Wedbush Inc. Prior to this, Canup was an investment banker and served as Managing Director and Head of Financial Institutions Group at B. Riley & Co., LLC from 2011 to 2013 and a Senior Vice President at FIG Partners, LLC from 2009 to 2011. From 2006 to 2009, he served as a Managing Partner at Concordia Capital Advisors, a specialty private equity fund focused on the banking and specialty finance sectors. Previously, he held Senior Vice President positions at Aames Investment Corp and East West Bancorp, responsible for corporate development and strategy and investor relations. Canup holds a B.A. in Economics from the University of California, Los Angeles.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $13.5 billion in total assets as of March 31, 2017. Formed through the merger of BBCN Bank and Wilshire Bank, the top two commercial lenders in the market, Bank of Hope is headquartered in Los Angeles and serves a multi-ethnic population of customers across the nation. Bank of Hope operates 64 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, and Portland, Oregon; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.

Forward-Looking Statements

This press release may contain forward-looking statements, which are the statements contained herein that are not historical facts. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the timing and substance of certain public disclosures regarding the Company’s financial condition and results of operations. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, involve certain risks, uncertainties and assumptions that are difficult to assess, and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of such risks, uncertainties and assumptions, including, but not limited to the following: the Company’s inability to remediate its presently identified material weaknesses or to do so in a timely manner, the possibility that additional material weaknesses may arise in the future, and that a material weakness may have an impact on our reported financial results. Readers should carefully review the risk factors and other information that could affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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Contact:

Angie Yang
SVP, Director of IR & Corporate Communications
213-251-2219
angie.yang@bankofhope.com